UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 20, 2024

VWF Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56459	88-1256373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

976 South Shannon Street, Van Wert, Ohio 45891
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 419-238-9662

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
NA	NA	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of VWF Bancorp, Inc. (the “Company”) was held on November 20, 2024. Of the 1,914,965 shares of common stock issued and outstanding as of the record date on September 27, 2024, 1,325,902 shares were present, in person or by proxy, thus constituting a quorum of 69.24% of the total shares outstanding and entitled to vote. The final results of the vote on each matter submitted to a vote of stockholders are as follows:

1.	The following individuals were elected to serve as directors of the Company for a three-year term or until his successor is duly elected and qualified, by the following vote:

Director	For	Withhold	Broker Non-Votes
Gary Clay	997,480	9,057	319,365
Jon Bagley	998,130	8,407	319,365

2.	The appointment of Forvis Mazars, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025, was ratified by the following vote:

For	Against	Abstentions	Broker Non-Votes
1,318,487	7,265	150	-0-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

VWF BANCORP, INC.

/s/ Michael D. Cahill
Date: November 25, 2024	By:	Michael D. Cahill
	Title:	President and Chief Executive Officer